CALCULATION EXHIBIT FOR ENTERPRISE EXECUTIVE ADVANTAGE

ASSUMPTIONS:
UNISEX, ISSUE AGE 50, NONSMOKER
FACE AMOUNT OF 1,600,000.00
CASH VALUE ACCUMULATION TEST, INCREASING DB OPTION, ENHANCED NSP CORRIDOR PLANNED ANNUAL PREMIUM OF 88,356.00
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:

                                                            COST  MORTA-
               BEGINNING                                      OF   LITY&      NET        END         OUTST-        END          END
                OF MONTH     GROSS                        INSUR- EXPENSE   INVES-   OF MONTH SURRE-  ANDING   OF MONTH     OF MONTH
POLICY POLICY       CASH   PREMIUM  PREMIUM  ADMIN  RIDER   ANCE    RISK    TMENT       CASH   NDER    LOAN  CASH SURR        DEATH
  YEAR  MONTH      VALUE      PAID     LOAD CHARGE CHARGE CHARGE  CHARGE  EARNIGS      VALUE CHARGE BALANCE      VALUE      BENEFIT
------ ------ ---------- --------- -------- ------ ------ ------ ------- -------- ---------- ------ ------- ---------- ------------
     5      1 337,376.75 88,356.00 8,835.60   5.50   0.00 708.06  260.11 1,790.52 417,714.00   0.00    0.00 417,714.00 2,017,714.00
     5      2 417,714.00      0.00     0.00   5.50   0.00 708.37  260.63 1,794.03 418,533.54   0.00    0.00 418,533.54 2,018,533.54
     5      3 418,533.54      0.00     0.00   5.50   0.00 708.69  261.14 1,797.56 419,355.77   0.00    0.00 419,355.77 2,019,355.77
     5      4 419,355.77      0.00     0.00   5.50   0.00 709.00  261.65 1,801.09 420,180.72   0.00    0.00 420,180.72 2,020,180.72
     5      5 420,180.72      0.00     0.00   5.50   0.00 709.31  262.17 1,804.64 421,008.38   0.00    0.00 421,008.38 2,021,008.38
     5      6 421,008.38      0.00     0.00   5.50   0.00 709.63  262.68 1,808.20 421,838.77   0.00    0.00 421,838.77 2,021,838.77
     5      7 421,838.77      0.00     0.00   5.50   0.00 709.94  263.20 1,811.77 422,671.90   0.00    0.00 422,671.90 2,022,671.90
     5      8 422,671.90      0.00     0.00   5.50   0.00 710.26  263.72 1,815.36 423,507.77   0.00    0.00 423,507.77 2,023,507.77
     5      9 423,507.77      0.00     0.00   5.50   0.00 710.57  264.24 1,818.95 424,346.40   0.00    0.00 424,346.40 2,024,346.40
     5     10 424,346.40      0.00     0.00   5.50   0.00 710.89  264.77 1,822.56 425,187.80   0.00    0.00 425,187.80 2,025,187.80
     5     11 425,187.80      0.00     0.00   5.50   0.00 711.21  265.29 1,826.18 426,031.97   0.00    0.00 426,031.97 2,026,031.97
     5     12 426,031.97      0.00     0.00   5.50   0.00 711.52  265.82 1,829.81 426,878.94   0.00    0.00 426,878.94 2,026,878.94

THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:

POLICY YEAR

The policy year is assumed to be 5, as described above.

POLICY MONTH

The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.

BEGINNING OF MONTH CASH VALUE

The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of variable account cash value only; no fixed account cash value or loan account cash value are present.

GROSS PREMIUM PAID

The gross premium paid is the planned ANNUAL premium of 88,356.00 as described above.

PREMIUM LOAD

The premium load is the sum of the sales charge and premium tax as described in the Transaction Fees table. For year 5, this sum is 10.00% of gross premium paid up to target premium, and 3.00% of gross premium paid in excess of target premium. With a target premium of 88,356.67 in year 5 month 1, the premium load is therefore 10.00% x 88,356.00 + 3.00% x 0.00 = 8,835.600.

ADMIN CHARGE

The admin charge is the sum of the Policy Fee and the Administrative Charge (per
1000) multiplied by the face amount divided by 1000 as described in the Periodic Fees table (although the Administrative Charge (per 1000) listed in the Periodic Fees table is rounded to 2 places, whereas the exact charge is used here). In year 5, this sum is therefore 5.50 + (0.000 x 1,600,000.00 / 1,000) = 5.50.

RIDER CHARGE

The rider charge is the sum of all of the charges for riders present, except for the Waiver of Monthly Deduction Rider (WMD). The WMD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including WMD) are present; the rider charge (as well as WMD charge) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.

COST OF INSURANCE CHARGE

The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR). The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated. There are 12 different DB options:

     (Enh = Enhanced, ROP = Return Of Premiums)

      level DB option, guideline
                       premium test,      IRS corridor:  DB = Max (face amount , cash value x IRS Corridor Factor)

      level DB option, guideline
                       premium test,      Enh corridor:  DB = Max (face amount , cash value x Enh Corridor Factor)

 increasing DB option, guideline          IRS corridor:  DB = Max (face amount +
                       premium test,      cash value (floored at 0), cash value x IRS Corridor Factor)

 increasing DB option, guideline          Enh corridor:  DB = Max (face amount +
                       premium test,       cash value (floored at 0), cash value x Enh Corridor Factor)

level + ROP DB option, guideline
                       premium test,      IRS corridor:  DB = Max (face amount + ROP , cash value x IRS Corridor Factor)

level + ROP DB option, guideline
                       premium test,      Enh corridor:  DB = Max (face amount + ROP , cash value x Enh Corridor Factor)

      level DB option, cash value
                       accumulation test, NSP corridor:  DB = Max (face amount , cash value x NSP Corridor Factor)

      level DB option, cash value
                       accumulation test, Enh NSP corridor:  DB = Max (face amount , cash value x Enh NSP Corridor Factor)

 increasing DB option, cash value         NSP corridor:  DB = Max (face amount +
                       accumulation test, cash value (floored at 0), cash value x NSP Corridor Factor)

 increasing DB option, cash value         Enh NSP corridor:  DB = Max (face amount +
                       accumulation test, cash value (floored at 0), cash value x Enh NSP Corridor Factor)

level + ROP DB option, cash value
                       accumulation test, NSP corridor:  DB = Max (face amount + ROP , cash value x NSP Corridor Factor)

level + ROP DB option, cash value
                       accumulation test, Enh NSP corridor:  DB = Max (face amount + ROP , cash value x Enh NSP Corridor Factor)

At the time that the NAR is calculated, the face amount is comprised of those attributable to the base policy and the Adjustable Term Insurance Rider if the rider face amount is included with the base face when determining the corridor death benefit. It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate. The guaranteed interest rate is 4.00%, so the monthly discount factor is calculated as follows:

     monthly discount factor = (1 + guaranteed interest rate) ^ (1/12) monthly discount factor = (1 + 4.00%) ^ (1/12)
     monthly discount factor = 1.0032737397822

The NAR is:
                    NAR = death benefit - Max (0, cash value)

and finally the COI charge is:
         COI charge = [monthly COI rate / (1 - monthly COI rate)] x NAR

For example, in year 5 month 1, we have the following:

increasing DB option, cash value accumulation test, Enh NSP corridor face amount = 1,600,000.00
      cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge
      cash value = 337,376.75423112 + 88,356.00 - 8,835.600 - 5.50 - 0.00
      cash value = 416,891.65423112
  Enh NSP Corridor Factor = 2.58
  monthly discount factor = 1.0032737397822
         monthly COI rate = 0.0004442

              DB = Max ((face amount + cash value) / monthly discount factor, cash value x Enh NSP Corridor Factor)
              DB = Max ((1,600,000.00 + 416,891.65423112) / 1.0032737397822, 416,891.65423112 x 2.58)
              DB = Max (2,010,310.42103122, 1,074,241.01)
              DB = 2,010,310.42103122

              NAR = DB - Max (0, cash value)
              NAR = 2,010,310.42103122 - Max (0, 416,891.65423112)
              NAR = 2,010,310.42103122 - 416,891.65423112
              NAR = 1,593,418.76680010

       COI charge = [monthly COI rate / (1 - monthly COI rate)] x NAR
       COI charge = [0.0004442 / (1 - 0.0004442)] x 1,593,418.76680010
       COI charge = 708.05799801

MORTALITY & EXPENSE RISK CHARGE

The mortality & expense (M&E) risk charge is a percentage of the sum of the variable account cash value and the loan account cash value at the time that the charge is deducted. This demonstration assumes that all cash value is comprised of variable account cash value only. The annual percentages are described in the Periodic Fees table. The monthly percentages are 1/12th of the annual percentages. For example, in year 5 month 1, the percentage is 0.75% and the cash value at the time that the charge is deducted is:

     Cash Value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - Cost Of Insurance Charge
     Cash Value = 337,376.75423112 + 88,356.00 - 8,835.600 - 5.50 - 0.00 - 708.05799801
     Cash Value = 416,183.59623311

The mortality & expense risk charge is therefore 0.75%/12 x 416,183.59623311 = 260.11474765.

NET INVESTMENT EARNINGS

The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each sub-account that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00% and an investment management fee of 0.67%.

To calculate the annual net interest rate (used to calculate the net investment earnings), given the annual gross interest rate and the investment management fee, we use the following:

     annual net interest rate = ROUND{([ {(1+I)^(1/365)} x {1-(IMF/365)} ] ^ 365) - 1, 4}

          where:
            I = annual gross interest rate
          IMF = investment management fee

For I = 6.00% and IMF = 0.67%, we have:

annual  net  interest rate  =  ROUND{([{(1+I)^(1/365)} x {1-(IMF/365)} ] ^ 365) - 1, 4}
annual  net  interest rate  =  ROUND{([{(1+6.00%)^(1/365)} x {1-(0.67%/365)} ] ^ 365) - 1, 4}
annual  net  interest rate  =  ROUND{([{(1.06)^(1/365)} x {1-0.00001836} ] ^ 365) - 1, 4}
annual  net  interest rate  =  ROUND{([1.00015965 x 0.99998164 ] ^ 365) - 1, 4}
annual  net  interest rate  =  ROUND{(1.00014129 ^ 365) - 1, 4}
annual  net  interest rate  =  ROUND{(1.05292167 - 1, 4}
annual  net  interest rate  =  ROUND{0.05292167, 4}
annual  net  interest rate  =  0.0529

which expressed as a percentage is 5.29%.

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

 cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider
                      Charge - COI Charge - M&E Risk Charge

The monthly net interest rate is not simply 1/12th of the annual net interest rate, but rather we use a compound formula to solve:

monthly  net interest rate  =  [(1 + annual net interest rate) ^ (1/12)] - 1 monthly  net interest rate  =  [(1 + 0.0529) ^ (1/12)] - 1
monthly  net interest rate  =  [1.0529 ^ (1/12)] - 1
monthly  net interest rate  =  1.0043049 - 1
monthly  net interest rate  =  0.0043049

For example, in year 5 month 1, we have the following:

   cash value  =  BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge - M&E Risk Charge
   cash value  =  337,376.75423112 + 88,356.00 - 8,835.600 - 5.50 - 0.00 - 708.05799801 - 260.11474765
   cash value  =  415,923.48148546

net investment earnings = cash value x monthly net interest rate net investment earnings = 415,923.48148546 x 0.0043049 net investment earnings = 1,790.52071842

END OF MONTH CASH VALUE

The end of month cash value (EOM CV) is simply:

     EOM CV = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge - M&E Risk Charge + Net Investment Earnings

In year 5 month 1, we have:

EOM CV  =  BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge - M&E Risk Charge +
           Net Investment Earnings
EOM CV  =  337,376.75423112 + 88,356.00 - 8,835.600 - 5.50 - 0.00 - 708.05799801 - 260.11474765 + 1,790.52071842
EOM CV  =  417,714.00220387

SURRENDER CHARGE

No surrender charge exists. However, upon a mid-policy month surrender, the policyholder receives the unearned portion of the COI charge in addition to the fund value:

     COIRefund = BeginningOfMonthCOICharge x ( 1 - ( # days since monthiversary / # days in policy month) )

If the policy is surrendered in the first or second year, the policyholder will also receive a refund of all but 2% of the actual premium load deducted during the first year (including all payments prior to the first anniversary). This refund is available only on total surrender and not upon a 1035 exchange. This refund is currently equal to 8% of premium paid in the first year up to target and 1% of premium paid in the first year above target. This refund is based on target premium in the first policy year (which may be different than target premium at time of surrender). After the second year no refund will be made.

If the Enhanced Surrender Value Rider is attached to the policy, the return of sales load provision described above will not apply. Instead, if the policy is surrendered within seven years after the Date of Policy, in addition to any Net Cash Value, we will refund part of the cumulative Expense Charge paid under the Policy and part of the cost of term insurance charges deducted in the current Policy Year, as shown below. However, we will not pay this refund if the full cash withdrawal is related to a 1035 exchange.

                            Portion of                Portion of
   Policy Year of       Cumulative Expense     Cost of Insurance Charges
Full Cash Withdrawal  Charge to be Refunded*        to be Refunded**
--------------------  ----------------------  ---------------------------
          1                     100%                       75%
          2                      90%                       50%
          3                      75%                       25%
          4                      60%                      None
          5                      45%                      None
          6                      30%                      None
          7                      15%                      None
    8 and later                 None                      None

* The percent shown is applied to the cumulative expense charge exclusive of the charge for this Rider.

** The percent shown is applied to the cost of insurance (base plan and term rider) charges deducted during the Policy Year in which the full cash withdrawal occurs.

The amount of this refund is not available for policy loans or partial cash withdrawals and has no effect on the determination of the grace period described in the Policy.

In year 5 month 1, the surrender charge is 0.00000.

OUTSTANDING LOAN BALANCE

The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.

END OF MONTH NET CASH VALUE

The end of month net cash value (EOM NCV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

     EOM NCV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:

EOM NCV  =  EOM CV - surrender charge - outstanding loan balance
EOM NCV  =  417,714.00220387 - 0.00000 - 0.00
EOM NCV  =  417,714.00220387

END OF MONTH DEATH BENEFIT

The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:

      (Enh = Enhanced, ROP = Return Of Premiums)

      level DB option, guideline
                       premium test,      IRS corridor:  DB = Max (face amount , cash value x IRS Corridor Factor)

      level DB option, guideline
                       premium test,      Enh corridor:  DB = Max (face amount , cash value x Enh Corridor Factor)

 increasing DB option, guideline          IRS corridor:  DB = Max (face amount +
                       premium test,      cash value (floored at 0), cash value x IRS Corridor Factor)

 increasing DB option, guideline          Enh corridor:  DB = Max (face amount +
                       premium test,       cash value (floored at 0), cash value x Enh Corridor Factor)

level + ROP DB option, guideline
                       premium test,      IRS corridor:  DB = Max (face amount + ROP , cash value x IRS Corridor Factor)

level + ROP DB option, guideline
                       premium test,      Enh corridor:  DB = Max (face amount + ROP , cash value x Enh Corridor Factor)

      level DB option, cash value
                       accumulation test, NSP corridor:  DB = Max (face amount , cash value x NSP Corridor Factor)

      level DB option, cash value
                       accumulation test, Enh NSP corridor:  DB = Max (face amount , cash value x Enh NSP Corridor Factor)

 increasing DB option, cash value         NSP corridor:  DB = Max (face amount +
                       accumulation test, cash value (floored at 0), cash value x NSP Corridor Factor)

 increasing DB option, cash value         Enh NSP corridor:  DB = Max (face amount +
                       accumulation test, cash value (floored at 0), cash value x Enh NSP Corridor Factor)

level + ROP DB option, cash value
                       accumulation test, NSP corridor:  DB = Max (face amount + ROP , cash value x NSP Corridor Factor)

level + ROP DB option, cash value
                       accumulation test, Enh NSP corridor:  DB = Max (face amount + ROP , cash value x Enh NSP Corridor Factor)

The face amount is the same as that used to calculate the NAR in the COI charge.

If the Adjustable Term Insurance Rider is present and the rider face amount is excluded from the base face when determining the corridor death benefit, the face amount attributable to that rider is added to the DB.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

EOM DB = DB - outstanding loan balance

In year 5 month 1, we have:

increasing DB option, cash value accumulation test, Enh NSP Corridor face amount = 1,600,000.00
    cash value = EOM CV = 417,714.00220387
Enh NSP Corridor Factor = 2.58

                     DB = Max ((face amount + cash value), cash value x Enh NSP Corridor Factor)
                     DB = Max ((1,600,000.00 + 417,714.00220387), 417,714.00220387 x 2.58)
                     DB = Max (2,017,714.00220387, 1,076,360.02897390)
                     DB = 2,017,714.00

                 EOM DB = DB - outstanding loan balance
                 EOM DB = 2,017,714.00 - 0.00
                 EOM DB = 2,017,714.00